                                  Exhibit 12.1

                     REDWOOD EMPIRE BANCORP AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (in thousands, except ratios)

                                                              Year Ended
                                                              December 31
                                                                 1996
                                                              -----------

EXCLUDING INTEREST ON DEPOSITS

Net loss                                                       ($1,486)
Tax benefit                                                     (1,011)
Fixed charges:
  Other interest expense                                         2,716
                                                               -------
Earnings before taxes and fixed charges                           $219
                                                               -------
                                                               -------
Ratio of earnings to fixed charges                                0.08
                                                               -------
                                                               -------

INCLUDING INTEREST ON DEPOSITS

Fixed charges, per above                                        $2,716
Interest on deposits                                            19,927
                                                               -------
Total fixed charges and interest on deposits                   $22,643
                                                               -------
                                                               -------
Earnings before taxes and fixed charges, per above                $219
Interest on deposits                                            19,927
                                                               -------
Total earnings before taxes, fixed charges and
  interest on deposits                                         $20,146
                                                               -------
                                                               -------
Ratio of earnings to fixed charges                                0.89
                                                               -------
                                                               -------
Deficiency                                                      $2,497
                                                               -------
                                                               -------


The 1996 earnings are inadequate to cover fixed charges by the amount noted above.